Exhibit 99.2
TRADING DATA

The following table sets forth all transactions in the Common Stock of the Issuer effected in the last sixty days by the Politan Funds. Except as otherwise noted below, all such transactions were purchases or sales of shares of Common Stock effected in the open market, and the table excludes commissions paid in per share prices.

Entity	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security	Expiration Date
Politan Capital Partners Master Fund LP	6/23/22	Buy	34,495	$133.73	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	6/24/22	Buy	19,680	$137.86	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	6/27/22	Buy	30,883	$139.69	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	6/28/22	Buy	151,859	$137.76	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	6/29/22	Buy	148,160	$136.27	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	6/30/22	Buy	124,057	$133.01	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	7/1/22	Buy	22,000	$132.93	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	7/5/22	Buy	22,000	$132.83	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	7/6/22	Buy	21,800	$137.25	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	7/7/22	Buy	21,500	$138.09	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	7/8/22	Buy	20,000	$136.86	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	7/13/22	Buy	11,020	$123.40	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	7/18/22	Buy	236,651	$125.79	OTC physically settled total return swap	5/16/2025

Entity	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security	Expiration Date
Politan Capital Partners Master Fund LP	7/19/22	Buy	151,029	$130.59	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	7/20/22	Buy	107,389	$138.03	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	7/21/22	Buy	111,988	$142.18	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	7/22/22	Buy	100,000	$140.72	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	8/10/22	Buy	425,000	$157.79	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	8/10/22	Buy	107,000	$157.09	Common Stock	N/A
Politan Capital Partners Master Fund LP	8/11/22	Buy	350,000	$154.08	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	8/11/22	Buy	100,000	$154.40	Common Stock	N/A
Politan Capital Partners Master Fund LP	8/12/22	Buy	315,000	$154.21	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	8/12/22	Buy	52,500	154.00	Common Stock	N/A
Politan Capital Partners Master Fund LP	8/15/22	Buy	335,000	159.35	OTC physically settled total return swap	5/16/2025
Politan Capital Partners Master Fund LP	8/15/22	Buy	75,000	158.70	Common Stock	N/A